TEXAS
HOUSTON
N

STRICTLY PRIVATE AND CONFIDENTIAL

CHILTON CAPITAL MANAGEMENT LLC

CODE OF ETHICS

January 2020

1177 West Loop South| Suite 1750 | Houston, Texas 77027 | Telephone: (713) 243-3206

This Code of Ethics ("*Code*") is the property of Chilton Capital Management LLC (referred to herein as, the "*Company*" or the "*Firm*") and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Manual are strictly private and confidential and should not be revealed to any third parties without permission from the Company.

TABLE OF CONTENTS

A.	Introduction	1

1.	Purpose	1

2.	Condition of Employment or Service with the Company	2

3.	Administration of Code	2

4.	Reporting of Violations	3

5.	Whistleblower Protection	3

6.	Recordkeeping Requirements	3

B.	Standards of Conduct	4

1.	Company Conduct	4

2.	Employee Conduct	4

3.	Falsification or Alteration of Records	5

4.	Competition and Fair Dealing	5

C.	Prohibition against Insider Trading	5

1.	Company Policy	5

2.	Explanation of Insider Trading	6

3.	Compliance Procedures	11

D.	Personal Securities Transaction	12

1.	General	12

2.	Pre-Clearance Procedures	13

3.	Covered Security	14

4.	Restricted List	15

5.	Participation in IPOs and Secondary Offerings	15

6.	Private Placements	15

7.	Blackout Period and Prohibition against Front Running	15

8.	Short-Term Trading Profits	16

9.	Reportable Personal Accounts	16

10.	Reporting Requirements of Employees	17

11.	Exceptions from Reporting Requirements of Employees	18

12.	Review	19

E.	Political Contributions	19

1.	Company Contributions	19

PRIVATE AND CONFIDENTIAL	ii

2.	Foreign Corrupt Practices Act	19

3.	Pay-to-Play	20

F.	Conflicts of Interest	23

1.	General	23

2.	Investment Conflicts	23

3.	Prohibited Conduct with Clients	24

4.	Outside Activities of Employees	24

5.	Gifts and Entertainment	25

G.	Confidentiality and Privacy Policies	26

1.	Company Information	26

2.	Client Information and Privacy Policy	27

H.	Prohibition Against Manipulative Trading Practices	31

1.	Prohibition Against Window Dressing	31

2.	Prohibition Against Pumping:	31

3.	Compliance Procedures	31

ANNEX I	PRIVACY POLICY NOTICE

EXHIBIT A	EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

EXHIBIT B	EMPLOYEE EXIT INTERVIEW COMPLIANCE QUESTIONNAIRE

EXHIBIT C	COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

EXHIBIT D	PAID CONSULTANT OR EXPERT NETWORK PRE-APPROVAL FORM

EXHIBIT E	OUTSIDE BUSINESS ACTIVITIES QUESTIONNAIRE

EXHIBIT F	RESTRICTED LIST – ADDITION FORM

EXHIBIT G	RESTRICTED LIST – DELETION FORM

EXHIBIT H	REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE

EXHIBIT I	PERSONAL ACCOUNT DISCLOSURE FORM

EXHIBIT J	EMPLOYEE SECURITIES HOLDING REPORT

EXHIBIT K	EMPLOYEE QUARTERLY TRANSACTION REPORT

EXHIBIT L	MANAGED ACCOUNT DISCLOSURE FORM

EXHIBIT M	FOREIGN PERSON GIFT AND ENTERTAINMENT FORM

EXHIBIT N	PAY-TO-PLAY ACKNOWLEDGEMENT AND PRE-CLEARANCE FORM

EXHIBIT O	NEW EMPLOYEE POLITICAL CONTRIBUTION DECLARATION FORM

EXHIBIT P	GIFT AND ENTERTAINMENT APPROVAL FORM

PRIVATE AND CONFIDENTIAL	iii

A.	Introduction

1.	Purpose

Chilton Capital Management LLC (the “Company” or “Firm”) maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”). In particular, Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Section 204A under the Investment Advisers Act of 1940, as amended (the “Advisers Act” and together with the 1940 Act, the “Rules”), requires the Company to adopt a written code of ethics containing provisions reasonably necessary to prevent an “Access Person”1 from engaging in any act, practice or course of business prohibited by the Rules. This Code of Ethics (the “Code”) applies to each employee, partner, member, director, officer and manager of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”).

This Code is predicated on the principle that the Company owes a fiduciary duty to all of its advisory clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client’s interests first and foremost. Accordingly, the Company’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of the Company’s advisory clients. The Company’s advisory clients are each, a “Client” and collectively, the “Clients”2.

In addition, this Code has been adopted to ensure that Employees who have knowledge of Client transactions will not be able to act thereon to the disadvantage of the Company or its Clients. It is the responsibility of each Employee to understand the various laws applicable to such Employee and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients. Furthermore, the purpose of this Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of Client transactions and investment intentions of the Company and its Clients may abuse their fiduciary duty to the Clients of the Company, and otherwise to deal with the types of conflict of interest situations addressed by the Rules, including establishing procedures that, taking into consideration the nature of the Company’s business, are reasonably designed to prevent misuse of material non-public information in violation of the federal securities laws by persons associated with the Company.

The Code does not address every possible situation that may arise. Consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code to the attention of the Chief Compliance Officer of the Company (the “CCO”). Any questions regarding the Company’s Code should be directed to the CCO. Please see herein below of this Code, Section A.3. “Reporting of Violations” for more information.

[1]

“Access Person” means any employee, partner, member, director, officer, or manager of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by an advisory client of the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales. The Company treats all Employees as Access Persons for the purpose of this Code.

[2]	The terms “Client” or “Clients” have the same meaning as defined in Section I.A.2. of the Company’s Manual.

2.	Condition of Employment or Service with the Company

This Code applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards of the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office). Each Employee shall sign the acknowledgement form attached hereto as Exhibit A indicating his or her receipt and understanding of, and agreement to comply with this Code.3 Such signed acknowledgement shall be returned to the CCO and may be submitted electronically via the online Compliance Portal (defined below).

In order to ensure the completion of all documentation, the CCO or designee will request all exiting Employees complete the form attached to hereto as Exhibit B indicating the completeness of their compliance documentation during the period that they were subject to the Company’s policies and procedures.

3.	Administration of Code

The CCO of the Company is responsible for the general administration of the policies and procedures set forth in this Code. The CCO shall review all reports submitted pursuant to this Code, answer questions regarding the policies and procedures set forth in the Code, update this Code as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Code. The CCO shall be responsible for all aspects of administering and all interpretive issues arising under this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews, and reporting as may be deemed appropriate by the CCO. Furthermore, the CCO is responsible for the periodic review of the policies and procedures of the Company set forth in this Code for adequacy and effectiveness of implementation, as more fully described in Section I.F. of the Company’s Regulatory Compliance Manual and Code of Ethics (the “Manual”).4

In connection with maintaining the Company’s compliance program, the Company has retained Blue River Partners, LLC (“Blue River”), a third-party service provider, to assist in the day-to-day administration of its operations and these policies and procedures, including updating these policies and procedures and further developing the testing of these policies and procedures, as well as coordinating an annual review of the Company’s compliance program. To facilitate compliance reporting and documentation, Blue River hosts an online compliance reporting tool, “My Compliance Office” sponsored by the vendor TerraNua (the “Compliance Portal”). The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to Company’s specific needs. All Employees are required to maintain an account and make all disclosures via the Compliance Portal, through which Employees are able to comply with the various reporting and disclosure obligations outlined throughout this Code. Blue River and the CCO work “hand in hand” in maintaining and reviewing the Company’s compliance program including the review and approval of disclosures made via the Compliance Portal. In

[3]	Policy: Employee reporting – Manual and COE acknowledgements (annual) [P1, P2]
[4]

Note: The CCO may designate certain individuals to administer compliance policies and procedures contained within this Manual (“designees”). Designees may include both third-party service providers as well as individuals within the Company.

addition, the CCO and Blue River periodically have compliance teleconferences to discuss and review the Company’s compliance program and other compliance related items and functions relating to the Company.

4.	Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Code shall be immediately reported to the CCO. An Employee must not conduct individual investigations, unless authorized to do so by the CCO. If an Employee who in good faith raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment or intimidation of any Employee who in good faith makes any such report. To aid reporting, the Company has adopted the compliance concern reporting and certification form attached hereto as Exhibit C which all Employees must complete and submit to the CCO quarterly via the online Compliance Portal.5 In the event that the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within sixty (60) days following the report by such Employee. Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

The CCO will maintain a record of all material breaches of the policies detailed in this Code, as well as the findings of any internal investigations conducted. 6 7

5.	Whistleblower Protection

For the avoidance of doubt, nothing in this Code including the Manual, is designed to prevent or impede an Employee from acting in accordance with applicable federal or state whistleblower statutes, including but not limited to Section 21F(h)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 21F-2 and 21F-17 thereunder. Furthermore, it is the Company’s policy that no Employee who submits a complaint made in good faith or reports a violation to a regulatory or law enforcement authority will experience retaliation or any penalty whatsoever. Any Employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO; a member of the Company’s senior management team in the event the concern pertains to the CCO; Blue River via the online Compliance Portal; the Company’s outside legal counsel; or the relevant regulatory or law enforcement authority.

6.	Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business:

•	a copy of each Code in effect during the past five (5) years;

•	a record of any violation of the Code and any action taken as a result of the violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

•	a copy of each personal trading report required by this Code;

[5]	Policy: Employee Reporting – Compliance concerns [C6]
[6]	Policy: Recordkeeping – Internal investigations [C6, C8]
[7]	Policy: Recordkeeping – Policy breaches [C8]

•	a record of all persons required to make reports currently and during the past five (5) years[8];

•	a record of all persons who are or were responsible for reviewing these reports during the past five (5) years; and

•

a record of any decision (and the reasons supporting such decision) to approve any person’s purchase of securities in an initial public offering or private placement, for at least five (5) years after approval.

Please see Section VI.A. of the Company’s Manual for more information on the Company’s recordkeeping requirements.

B.	Standards of Conduct

1.	Company Conduct

The following general principles guide the Company’s corporate conduct:

•	The Company will act in accordance with applicable laws and regulations;

•	The Company will provide products and services designed to help clients achieve their financial goals;

•	The Company will conduct business fairly, in open competition;

•

The Company will provide employment opportunities without regard to race, color, sex, pregnancy, religion, age, national origin, ancestry, citizenship, disability, medical condition, marital status, sexual orientation, veteran status, political affiliation, or any other characteristic protected by federal or state law; and

•	The Company will support the communities in which it operates.

2.	Employee Conduct

The following general principles should guide the individual conduct of each Employee:

•	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws;

•	Employees will adhere to the highest standards of ethical conduct;

•	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company;

•	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO (except as otherwise permitted or required by applicable law);

•	Employees will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain;

•	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company, and/or any Client;

[8]	Policy: Recordkeeping – update personnel list [P35 – P56]

•

Employees will deal fairly with Clients and other Employees and will not abuse their position of trust and responsibility with Clients or otherwise take inappropriate advantage of his or her position with the Company;

•	Employees will comply with the Code.

3.	Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

•	Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;

•	Manipulating books, records, or reports for personal gain;

•	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;

•	Maintaining any undisclosed or unrecorded Company or Client funds or assets;

•	Using funds for a purpose other than the described purpose;

•	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

4.	Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.	Prohibition against Insider Trading

1.	Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts, and investment managers.

Violations of these restrictions may have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Broker-dealers and investment advisers may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. Employees may legitimately be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Employees should notify the CCO immediately if they have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2.	Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions they should consult the CCO.

i.	What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

•	business combinations (such as mergers or joint ventures),

•	changes in financial results,

•	changes in dividend policy,

•	changes in earnings estimates,

•	significant litigation exposure,

•	new product or service announcements,

•	private securities offerings,

•	plans for recapitalization,

•	repurchase of shares or other reorganization plans,

•	antitrust charges,

•	labor disputes,

•	pending large commercial or government contracts,

•	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and

•	extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If an Employee is in receipt of non-public information that they believe is not material, they should confirm such determination with the CCO.

ii.	What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If an Employee is uncertain whether or not information is non-public, they should contact the CCO.

iii.	Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company may periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

iv.	Contacts with Public Companies

Contacts with public companies represent an important part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.

Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, Employees become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect themselves, the Company, and its Clients, Employees should contact the CCO immediately if they believe that they may have received material, non-public information.

It is the Company’s policy that all calls or meetings with any employee of a public company must be reported to the CCO via the online Compliance Portal.9 To the extent that any meeting or contact is not open to the investment community, the CCO may require that Employees issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information. The CCO or designee will maintain a list of all Company contacts with public companies.10

v.	Contacts with Research Consultants

Employees may wish to engage the services of a third-party research firms (a “Consulting Service”), to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

Any engagement of a new Consulting Service or Consultant must be pre-approved by the CCO via the Compliance Portal or by completing the form attached to this Code as Exhibit D.11 In addition, Employees must notify the CCO prior to each contact (whether a call or meeting) with any previously approved Consultant.12 The CCO or designee will maintain a list of all Company contacts with Consultants.13 The following guidelines apply to all Employee contacts with Consulting Services and Consultants:

•

Prior to any conversation with a Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly-traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose;

•

The Consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services, or inform the Employee or the Company otherwise;[14]

•

If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List;

•	The CCO may chaperone calls with Consultants;

•	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation;

•	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Manual.

vi.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a

[9]	Policy: Pre-clearance – calls/meetings with public company employee [P22, P23, P24]
[10]	Policy: Recordkeeping – list of public company contacts [P24]
[11]	Policy: Pre-clearance – engagement of any consultant [P21]
[12]	Policy: Pre-clearance – contact/meeting with approved consultant [P22]
[13]	Policy: Recordkeeping – list of approved consultants [P24]
[14]	Policy: Disclosure – Required consultant disclosures [P23]

disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. In light of these rules, it is the Company’s general policy, which is applicable to all Employees that any Employee in possession of material, non-public information regarding a tender offer is prohibited from trading the tender offer issuer or the target issuer in any Client or personal account and is prohibited from “tipping” others about such information. Any Employee in possession of material, non-public information regarding a tender offer must report it immediately to the CCO.

vii.	Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should an Employee decide they need to access private information of a bank debt issuer, they should notify the CCO immediately. Employees are prohibited from accessing non-public information of a bank debt issuer on any loan tracking systems (i.e., Intralinks, SyndTrak Online) without the approval of the CCO. Even if they decide to not access such information, they should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt. Any Employee in possession of material, non-public information regarding bank debt must report it immediately to the CCO.

viii.	Directorships and Committee Memberships

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO or designee. Additionally, Employees may not be a member of the board of directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer, without the prior approval of the CCO or designee.

All outside activities conducted by an Employee must be approved prior to participation by the CCO by completing Outside Business Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E.15 16 17 18 Please see herein below Section F.4. of this Code for additional information regarding outside activities of Employees.

ix.	Confidentiality Agreements

The Company may enter into confidentiality agreements with issuers, their representatives, or third-party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be disclosed and reviewed by the CCO prior to execution.19 Confidentiality agreements generally require the Company to maintain information received thereunder in confidence, but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or

[15]	Policy: Employee reporting – OBA forms (annual) [P4]
[16]	Policy: Filings – ADV 2B updates – OBA’s[P6]
[17]	Policy: Filings – NFA updates – OBA’s[P7]
[18]	Policy: Pre-clearance: Board participations [P17]
[19]	Policy: Pre-clearance - Execution of any confidentiality agreement [P20]

representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If an Employee is uncertain as to their rights and obligations under a confidentiality agreement, they should contact the CCO.

x.	“PIPE” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. The Employees should notify the CCO immediately and exercise particular caution any time they become aware of non-public information relating to a PIPE offering.

xi.	Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.

xii.	Penalties for Insider Trading

Employees may face severe penalties if they trade securities while in possession of material, non-public information, or if they improperly communicate non-public information to others. The consequences of illegal insider trading may include:

•	The Company may terminate their employment;

•	They may be subject to criminal sanctions which may include a fine of up to $5,000,000 per offense and/or up to twenty years imprisonment;

•	The SEC can recover Employees’ profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades;

•	The SEC may issue an order permanently barring Employees from the securities industry;

•	Employees may be sued by investors seeking to recover damages for insider trading violations.

•	Civil penalties of up to the greater of $1 million or three times the amount of profits gained or losses avoided by an Employee; and

•	Restrictions on the Company’s ability to conduct certain of its business activities.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an Employee who is found liable for insider trading may also be subject to penalties.

3.	Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties.

i.	Identifying Material Non-public Information

Before executing any trade for themselves or others, including Client accounts, Employees must determine whether they have access to material, non-public information. Employees should ask themselves the following questions:

•

Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

•

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing Employees believe that the information is material and non-public, or if they have questions as to whether the information is material and non-public, they should take the following steps:

•	Report the matter immediately to the CCO;

•	Do not purchase or sell the securities on behalf of themselves or others, including any Client account;

•

Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, Employees should complete a Restricted List Addition Form via the Compliance Portal or by completing the form attached to this Code as Exhibit F and return it to the CCO.20 The CCO will promptly add the name to the Company Restricted List (defined below).

ii.	Restricted List[21]

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List.22 The

[20]	Policy: Employee Reporting – restricted list updates [P13]
[21]	Policy: Insider Trading – review of firm trades [P18]
[22]	Policy: Recordkeeping - update Restricted List [P13]

CCO will periodically disseminate the Restricted List to all Employees as it is updated. No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO will be responsible for determining whether to remove a particular company from the Restricted List. The Employee requesting the removal of an issuer from the Restricted List shall complete a Restricted List Deletion Form via the Compliance Portal or by completing the form attached to this Code as Exhibit G and return it to the CCO.23 24 The Restricted List is confidential and may not be disseminated outside the Company.

iii.	Confidentiality of Material Non-Public Information

a.	Communications

Information in Employees’ possession that they identify as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

b.	Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, Employees should not leave documents or papers containing material, non-public information on their desks or otherwise for people to see; access to files containing material, non-public information and computer files containing such information should be restricted; and conversations containing such information, if appropriate at all, should be conducted in private.

An Employee may not make unauthorized copies of material, non-public information. Additionally, Employees must ensure the disposal of any material, non-public information in their possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of their employment with the Company, Employees must return to the Company any material, non-public information (and all copies thereof in any media) in their possession or under their control.

D.	Personal Securities Transactions

1.	General

The Company has adopted the following general principles governing personal investment activities by Company personnel:

[23]	Policy: Employee Reporting – restricted list updates [P13]
[24]	Policy: Recordkeeping - Restricted List additions/deletions [P13]

•

the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them;

•

all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility; and

•

all Employees will connect read-only feed with an online Compliance Portal for any discretionary accounts. The software runs all Employee trades in these accounts against the Company’s Restricted List daily and provides exception reports for any violations to the CCO within 24 hours. The CCO or his designee reviews these reports daily.

2.	Pre-Clearance Procedures

Prior to executing a personal securities transaction in any Covered Security25 (defined below), in which the Employee has, or acquires, any direct or indirect beneficial ownership26, the Employee must obtain approval from the applicable Portfolio Managers as follows: (i) for REIT securities, Employees must obtain approval from the REIT Portfolio Managers; and (ii) for Non-REIT securities, Employees must obtain approval from the Non-REIT Portfolio Managers. Additionally, once such personal securities transaction is approved by the applicable Portfolio Managers, Employees must also obtain approval from the Trading Desk. An Employee is presumed to have beneficial ownership of Covered Securities that are held by his or her immediate family members sharing the Employee’s household.27 Employees must obtain such pre-approval from the applicable Portfolio Managers and Trading Desk, prior to executing a personal securities transaction in any Covered Security by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Code as Exhibit H.28 All approved securities transactions must be executed on the same day that the pre-clearance is obtained. Post-approval of personal Covered Securities transactions is not permitted. No Employee can pre-approve their own personal securities transactions. It is the Company’s policy that a segregation of duties must exists between individuals involved in the approval process of personal securities transactions. In the event an Employee is unable to obtain approval from the applicable Portfolio Managers and Trading Desk, the Employee shall not make any transaction in any Covered Security. Employees must obtain approval from the applicable Portfolio Managers and Trading Desk prior to executing a transaction in any Covered Security. All pre-clearance requests are confirmed through the online Compliance Portal utilized by the Company. Blue River has been retained to aid in the daily administration of the compliance program of the Company. The compliance staff at Blue River monitors the online Compliance Portal during business hours to ensure that all pre-clearance requests are addressed and confirmed.

[25]

“Covered Security” means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies, not managed by the Company.

[26]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

[27]	Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)
[28]	Policy: Pre-clearance - Personal Trades [P14, P15]

Actions that occur without the direction of the Employee will be exempt from these requirements (i.e., option expiration, called bond, converted security, etc.). Additionally, please see below in Section D.3. – “Covered Securities” and Section D.11. – “Exceptions from Reporting Requirements of Employees” of this Code for exemptions to the trade pre-clearance requirement.

In authorizing any transaction in a Covered Security, the CCO or duly appointed designee may consider the extent to which the Employee has access to pending investment decisions, the number of Covered Security transactions already approved for such Employee within the past six (6) months, whether the Employee has made unreasonable use of the Company’s resources during business hours in arriving at a personal investment decision, and any other factors that are, in the opinion of the CCO or duly appointed designee, pertinent to the matter. In the rare case where approval is given for a transaction involving an initial public offering or a limited offering, additional written disclosure will be required and will be maintained by the CCO. No approval will be given which would result in an Employee’s holdings exceeding one-half of one percent (1/2 of 1%) of a Covered Security.

3.	Covered Security

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, which includes: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Except that “Covered Security” does not include:

•	direct obligations of the Government of the United States;

•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	shares issued by open-end investment companies registered under the 1940 Act, not managed by the Company (i.e., money market funds and open-end mutual funds).

References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

4.	Restricted List

No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List. All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

5.	Participation in IPOs and Secondary Offerings

No Employee may acquire any security in an initial public offering (“IPO”)29 or secondary public offering (“SPO”) without the prior approval of the CCO.30 Generally, no approval will be given for any Employee to purchase securities of a publicly owned corporation that is making an initial public offering, except in connection with the exercise of rights issued in respect of securities such employee owns. The reason for this rule is that it precludes the appearance that an Employee has used the Company’s Clients’ market stature as a means of obtaining for himself or herself “hot” issues that would otherwise not be offered to him or her. Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to Clients was diverted to the personal benefit of an Employee.

6.	Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E. 31

7.	Blackout Period and Prohibition against Front Running

An Employee may not purchase or otherwise acquire direct or indirect beneficial ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect beneficial ownership, if at the time of entering into the transaction: (1) a Client has purchased or sold the Covered Security during the current trading day, or is purchasing or selling or intends to purchase or sell the Covered Security in the next trading day; or (2) the Company has within the last trading day considered purchasing or selling the Covered Security for a Client or within the next trading day intends to consider purchasing or selling the Covered Security for a Client.

It is the Company’s policy that Employees are prohibited from executing a personal transaction in a Covered Security if a trade order for a Client account for the same Covered Security remains unexecuted. Such restriction shall be effective for one (1) trading day before and after any such Client account. Information regarding Client trading must not be used in any way to influence trades in personal accounts or in other accounts of the Client, including those of other Employees. Trading ahead of a Client’s order is known as “front-running” and is prohibited.

[29]

”Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act of 1933.

[30]	Policy: Pre-clearance - public offerings [P16]
[31]	Policy: Pre-clearance - private placements [P16]

Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.32

No Employee shall recommend any transaction in any Covered Securities by a Client without having disclosed to the CCO his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Employee’s beneficial ownership of any Covered Securities of such issuer; any contemplated transaction by the Employee in such Covered Securities; any position the Employee has with such issuer; and any present or proposed business relationship between such issuer and the Employee (or a party in which the Employee has a significant interest).

8.	Short-Term Trading Profits

Short-term trading, i.e., profiting in the purchase and sale or sale and purchase of the same (or equivalent) Covered Securities within thirty (30) trading days, is strongly discouraged and approval will generally not be given. The Company believes that short-term trading by Employees may increase the risk of conflicts of interest, affect an individual’s investment judgment, and in some instances, divert an individual’s attention from the best interests of the Company’s Clients. Where one or both sides of a short-term trade have not been precleared, there is presumably already a violation and the whole matter may be handled with disgorgement of profits being only one alternative available to the CCO.

9.	Reportable Personal Accounts

All Employees must provide, to the CCO or designee, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee33 and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.34 For the purposes of this Code, Reportable Personal Accounts include any account in which any securities are held for the direct or indirect benefit of the Employee, including any accounts that holds securities in which the Employee has, or acquires, any direct or indirect beneficial ownership.35 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household.36 When an Employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the Employee serves as executor or trustee for someone outside

[32]	Policy: COE – front-running prohibition [P62]
[33]	Policy: New Employee reporting – personal trading accounts (initial) [P39, P40, P41]
[34]	Policy: Employee reporting – personal trading accounts (quarterly/annual) [P9]
[35]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

[36]

Reportable Personal Accounts include securities accounts of a spouse, minor children and any other relative that resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership. See Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]

his or her immediate family, or manages or helps to manage a charitable account), such account shall not be subject to this Code, but in all transactions involving any such account the Employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the best interests of the Company’s Clients.

10.	Reporting Requirements of Employees

i.	Holdings Reports

All Employees must submit and certify each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Code as Exhibit J within ten (10) days after first becoming an Employee (the “Initial Holdings Report”).37 The information contained in the

Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Employee.

Additionally, all Employees must submit and certify annually each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Code as Exhibit J by January 31st of each year (the “Annual Holdings Report”), provided, however, that an Employee need not provide information within the annual Employee Securities Holding Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.38 The information contained in the annual Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the Employee Securities Holding Report is submitted.

A report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. The Initial Holdings Report and Annual Holdings Report must include all of the following information in the Employee Securities Holding Report: (i) the title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted by the Employee. As stated above in Section D.9. “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO or his designee a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

ii.	Quarterly Transactions Reports

All Employees must file a written or electronic Quarterly Transactions Report via the Compliance Portal or in the form attached to this Code as Exhibit K within thirty (30) days after the end of each calendar quarter that identifies all Covered Security transactions made during the quarter, provided, however, that an Employee need not provide information within the Quarterly Transactions Report if such information

[37]	Policy: New Employee reporting – holdings reports (initial) [P42]
[38]	Policy: Employee reporting – holdings reports (annual) [P3]

reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.39

A Quarterly Transactions Report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. Quarterly Transactions Reports must include all Covered Security transaction information and brokerage account information, including the dates, the nature of the transaction, and the date the report is being submitted. If a new personal account was opened the Quarterly Transactions Report must specify to that affect and also include identifying information about the account, the date the account was established, and the date the report is being submitted. As stated above in Section D.9. “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO or his designee upon establishing any new Reportable Personal Account, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal.

11.	Exceptions from Reporting Requirements of Employees

An Employee will be exempted from the “Pre-Clearance Procedures” under Section D.2. and “Reporting Requirements of Employees” under Section D.10. of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the Employee has no direct or indirect influence or power to control or influence investment decisions in the account (“Personal Managed Account”).40 A Personal Managed Account is an account that meets the following criteria: (i) the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and (ii) the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (a) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (b) directing purchases or sales of investments; or (b) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account. However, all Employees must provide, to the CCO or designee, a written or electronic disclosure in the Personal Managed Account Disclosure Form attached to this Code as Exhibit L or via the Compliance Portal certifying all Personal Managed Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any new Personal Managed Accounts were established during the quarter period. Furthermore, the representations contained in Exhibit L must be completed annually by all Employees who have reported having such Personal Managed Accounts, by completing the Personal Managed Account Disclosure Form in form of an assignment via the Compliance Portal or by submitting the form to the CCO or his designee. In addition, the Employee will be required to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the CCO or designee.

An Employee will be exempted from the “Pre-Clearance Procedures” under Section D.2. and “Quarterly Transaction Report” under Section D.10.ii. of this Code with respect to securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or AIP), and automatic dividend reinvestment transactions. However, as stated herein above in Section D.9. – “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

[39]	Policy: Employee reporting – transactions reports (quarterly) [P8]
[40]	Policy: COE – Managed Account documentation [P40]

12.	Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Code, including patterns of front-running or other inappropriate behavior.

A Principal will ensure that the CCO’s own trades and transaction reports are reviewed and pre-cleared timely.

E.	Political Contributions

1.	Company Contributions

Company funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company’s arms-length business relationship with the government agency or official involved.

2.	Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Company and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form in the form of Exhibit M or via the Compliance Portal.

3.	Pay-to-Play[41]

i.	Background

SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:

•

An adviser’s receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials of a government entity[42] (“covered official”);

•

Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third-party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations[43]; and

•

An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule. The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two-year time out is not triggered by a contribution made by a natural person more than six (6) months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits investors. As a result, the full two-year look back applies only to covered associates who solicit for the Company.

a.	Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

[41]	Policy: Recordkeeping – Firm political contributions [P61]
[42]

Note: A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities, pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).

[43]	Investors – Solicitors [I18, I19, I22]

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate. Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.

A covered associate includes any of the following: (i) the Company’s general partners, executive officers or other individuals with a similar status or function; (ii) any Employee who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and (iii) any political action committee controlled by the Company or its covered associates.

A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government employees (e.g., 403(b) and 457 retirement plans)).

ii.	Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:

•

all contemplated contributions to any state or local candidate or official/incumbent, state or local official/incumbent who is a political candidate running for federal office, or political action committees (“PACs”) by any Employee will require pre-clearance from the CCO[44] or appointed designee by submitting a pre-clearance request via the Compliance Portal or by submitting the form attached to this Code as Exhibit N;

•	coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;

•

newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two (2) years to determine if the look back provisions will apply[45] by completing and submitting a New Employee Political Contribution Declaration Form via the Compliance Portal or by submitting the form attached hereto as Exhibit O; and

•

any new relationships with third-party solicitors will require pre-approval from the CCO or appointed designee.[46] (See also Section V.E. of the Company’s Manual regarding additional policies relating to engagement of third-party solicitors)

In addition, the CCO or appointed designee may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.47

[44]	Policy: Pre-clearance: political contributions [P59, P60]
[45]	Policy: New employee reporting – Pay to Play disclosures [P45, P59 – P61]
[46]	Policy: Pre-clearance – new solicitor engagements [I16]
[47]	Policy: Employee reporting – pay to play (quarterly/annual) [P12]

iii.	De Minimis Exemption

Although all contributions to any state or local candidate or official/incumbent, state or local official/incumbent who is a political candidate running for federal office, or PACs by Employees must be pre-approved, contributions to any such state or local candidate or official/incumbent which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:

•	the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or

•	the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice. In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

iv.	Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception:

•	the contribution had to be less than $350;

•	the Company must have discovered the contribution within four (4) months of the date of such contribution; and

•	the Company must cause the contributor to re-collect the contribution within sixty (60) days after the Company discovers the contribution.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than fifty (50) employees can only rely on the returned contribution exception twice in a twelve (12) month period (three (3) times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.

v.	Recordkeeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five (5) years with the Company or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third-party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.

The CCO is responsible for ensuring that the Companies and their employees comply with Rule 206(4)-5 as well as with the record keeping requirements under Rule 204-2(a)(18)(ii) of the Advisers Act. Specifically, the CCO or designee must maintain a political contribution log that will have the following information required by Rule 204-2(a)(18)(ii):

•	The name and title of each contributor;

•	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;

•	The amount and date of each contribution or payment; and

•	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to section 206(4)-5(b)(2) of the Advisers Act.

Additionally, the CCO will ensure that the Company is maintaining the following records:

•	A list containing the names, titles, and business and residence addresses of all “covered associates”.

•

A current list of all government entities to which the adviser provides (or has provided in the past five (5) years) advisory services, or which are (or were) investors in any covered investment pool to which the adviser provides (or has provided in the past five (5) years) advisory services.

Furthermore, the CCO or designee must on a routine basis, but in no case less than once in a calendar quarter, conduct searches through public databases for any undisclosed political contributions made by Employees.

F.	Conflicts of Interest

1.	General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts whenever the failure to do so would defraud any client and prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a client or prospective client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose all material facts regarding the potential conflict of interest so that clients and prospective clients can make informed decisions whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

2.	Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO.48 The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO.49 Employees shall not fail to

[48]	Policy: Pre-clearance – investment conflicts [P19]
[49]	Policy: Recordkeeping – investment conflicts [P19]

timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in a security.

3.	Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

•

rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•

accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•

own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or

•

borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

4.	Outside Activities of Employees

i.	Policy

All outside activities conducted by an Employee which either (i) involve serving as a director, manager, member, trustee, general or managing partner or officer of, or as a consultant to, any outside business corporation, partnership or organization including family owned businesses, and charitable, non-profit, and political organizations; (ii) involve a substantial time commitment; or (iii) involve employment, teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances must be approved beforehand by the CCO. The CCO may require full details concerning the proposed outside activity including the number of hours involved and the compensation to be received. Outside activities will be approved only if conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made in applicable disclosure documents, including Part 2 of the Company’s Form ADV. Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO.50 If an Employee is permitted to serve on the board of a publicly traded entity, he or she will be isolated from those persons who make investment decisions with respect to the securities of that entity, through a “fire wall” or other such procedures as determined by the CCO. The Company reserves the right to modify or withdraw approval at any time at its sole discretion if it determines that a previously approved relationship may result in an actual conflict of interest, or the appearance of an actual or potential conflict of interest in the future.

[50]	Policy: Pre-clearance: Board participations [P17]

Once an outside activity has been approved by the CCO, an Employee may engage in such activity and nothing contained herein should be deemed to restrict or otherwise impair such Employee’s ability to perform services related to such outside activity; provided, however, the Employee remains subject to the policies and procedures set forth herein to the extent that any of Employee’s approved outside activities (or any duties or services associated herewith) relate to the Company and/or its Clients and to the extent that any actual or potential conflicts of interest arise from such activity.

ii.	Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO by completing Outside Business Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E.51 52 53

The CCO may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 may need to be updated to reflect the activity.54 Please see Section III.F.1.ii. of the Company’s Manual for additional policies relating to the Form U-4.

5.	Gifts and Entertainment

i.	Policy

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO to discuss any offered activity or gift that may create such a conflict.55 The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Generally, Employees may not accept, or give, any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Company directly or on behalf of an advisory Client. Nominal gifts should not be accepted or given if, to a reasonable observer, it might appear that the gift would influence the recipient’s business decisions. Employees may, however, generally accept gifts from a single giver so long as their aggregate annual value is “nominal” within normal social and business standards. Notwithstanding the foregoing,

[51]	Policy: Employee reporting – OBA forms (annual) [P4]
[52]	Policy: Filings – ADV 2B updates – OBA’s[P6]
[53]	Policy: Filings – NFA updates – OBA’s[P7]
[54]	Policy: Filings – U-4 updates – OBA’s[P5]
[55]	Policy: Pre-clearance – gift conflict [P33, P34]

Employees must obtain the approval of the CCO before giving or accepting any gift valued at $200 or more. Employees may also attend or provide business meals, business related conferences, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable within normal social and business standards and both the giver and the recipient employee(s) are present. Notwithstanding the foregoing, Employees must obtain the approval of the CCO before giving or accepting any entertainment event valued at $1,000 or more. Whenever reasonably possible, such employee(s) must inform the CCO prior to the event taking place, and in any event within two (2) business days after the event. Employees must report and provide details of any gift, gratuity or other thing of more than nominal value to the CCO.

Notwithstanding the foregoing, Employees may not give or receive a gift or provide entertainment that is inappropriate under the circumstances or is otherwise inconsistent with applicable law or regulations. All questions relating to this policy should be directed to the CCO.

ii.	Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:

•

Any gifts or entertainment of significant nominal value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO by completing Gift and Entertainment Approval Form via the Compliance Portal or by completing the form attached to this Code as Exhibit P;[56]

•

Employees may not accept more than two (2) gifts or attend more than two (2) entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or by completing the form attached to this Code as Exhibit P;[57]

•	Employees may not request or solicit gifts or particular entertainment events;

•	No gift of cash or cash equivalents may be accepted;

•	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.

G.	Confidentiality and Privacy Policies

1.	Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for their own personal benefit, any information regarding:

•	Advice by the Company to its Clients;

•	Securities or other investment positions held by the Company or its Clients;

•	Transactions on behalf of the Company or its Clients;

•	The name, address or other personal identification information of Clients or investors;

[56]	Policy: Pre-clearance – significant gift/entertainment [P31, P34]
[57]	Policy: Pre-clearance –gift/entertainment limit [P32, P34]

•	Personal financial information of Clients or investors, such as annual income, net worth or account information;

•	Investment and trading systems, models, processes and techniques used by the Company;

•

Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;

•	Any other non-public information or data furnished to the Employee by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or

•	Any other information identified as confidential or which the Employee may otherwise be obligated to keep confidential.

The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another authorized officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.58

2.	Client Information and Privacy Policy

The Company is required by federal regulations59 to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable). For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in Funds managed by the Company.

i.	Implementation

The Company is committed to (i) safekeeping personal information collected from potential, current and former Clients and (ii) safeguarding against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO is to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company:

•	employs ongoing Employee training[60];

•	sets policy for Employees relating to the storage, access and transportation of Client records and personal information;

[58]	Policy: Pre-clearance – disclosure of confidential information [C7]
[59]	SEC Regulation S-P, 17 CFR 284.30
[60]	Policy – Employee training regarding system security measures [P28]

•	reviews the scope of security measures at least annually[61];

•	reasonably monitors its information systems, including for unauthorized use or access; and

•

reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software)[62].

The CCO or designee shall review all contractual relationships with third-party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.63

ii.	Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, the Company may collect nonpublic personal information (such as name, address, social security number, assets, income, net worth, copies of financial documents and other information deemed necessary to evaluate the Client’s financial needs) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include information received from outside vendors to complete transactions or to effect financial goals).

The Company does not disclose any nonpublic personal information about our current or former consumers or customers to nonaffiliated third parties, except as permitted by law. For example, pooled investment vehicles have no employees, they conduct their business affairs through third parties that provide services pursuant to agreements with the pooled investment vehicles (as well as through its officers and directors).

The Company recognizes and respects the privacy expectations of each Client and believes that the confidentiality and protection of Client information is one of the Company’s fundamental responsibilities. The Company is committed to maintaining the confidentiality, integrity and security of its Clients’ personal information and will handle personal Client information only in accordance with Regulation S-P and any other applicable laws, rules and regulations. The Company will ensure: (i) the security and confidentiality of Client records and information; (ii) that Client records and information are protected from any anticipated threats and hazards; and (iii) that unauthorized access to, or use of, customer records or information is protected against.

iii.	Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our Company, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of

[61]	Policy: Annual review of firm security program [D5]
[62]	Policy: Annual review of firm security program [D5]
[63]	Policy: Pre-clearance - service provider agreements re privacy safeguards [D2]

business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law. In accordance with the aforementioned Privacy Policy, the Company, through the CCO, may require service providers to provide periodic reports outlining their privacy policies. The CCO shall discuss the Company’s Privacy Policy and security issues with each service provider on an annual basis.

The Company will determine that the policies and procedures of its third-party service providers are reasonably designed to safeguard customer information and require only appropriate and authorized access to, and use of, customer information through the application of appropriate administrative, technical, physical, and procedural safeguards that comply with applicable federal standards and regulations. The Company directs each of its service providers to adhere to the Company’s privacy policy and to its respective Clients’ privacy policies and to take all actions reasonably necessary so that the Company and its Clients are in compliance with the provisions of 17 CFR 248.30, including, as applicable, the development and delivery of initial and annual privacy notices and maintenance of appropriate and adequate records. The Company will require its service providers to restrict access to nonpublic personal information about customers to those Employees who need to know that information to provide products or services to customers.

The Company may require its service providers to provide periodic reports to its Clients outlining their privacy policies and implementation and promptly report to the Company any material changes to their privacy policy before, or promptly after, their adoption.

The Company does not (x) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (y) sell information relating to its Clients to any outside third parties.

iv.	Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.64

v.	Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by

[64]	Policy: Exiting employee procedures [P52, P53, P54, P55, P56]

unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

The Company also maintains reasonable restrictions upon physical access to records containing personal information, and stores such records in secure facilities.

vi.	Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

vii.	E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company may archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential. If the Client wishes, communications with the Company may be conducted via telephone or by facsimile. Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.

viii.	Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law.65 The Privacy Policy is also available upon request.66 Please see the Company’s Privacy Policy Notice attached to this Code as Appendix I.

ix.	Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

[65]	Policy: Privacy policy distribution (annual) [I13]
[66]	Policy: Privacy policy requests [I7]

H.	Prohibition Against Manipulative Trading Practices

1.	Prohibition Against Window Dressing

Window dressing is sometimes undertaken by unscrupulous portfolio managers near the end of the quarter or year to improve the appearance of portfolio/fund performance before presenting it to clients or shareholders. To window dress, the fund manager will sell-off positions with large losses and purchase well-performing and well-known positions near the end of the quarter or year. These securities are then reported as part of the fund’s holdings. While this may have little effect on actual performance, it can mislead the investor or shareholder. Window dressing is prohibited.

2.	Prohibition Against Pumping:

Pumping is bidding up the value of a fund’s holdings right before the end of a period at which time performance is measured (and/or reported to tracking services). Pumping is effected by placing a large number of orders on existing holdings, which, if there is a sufficient quantity on order, drives up the value the various positions and thus of the fund. This practice is also known as “marking the close.” Pumping creates a temporary gain, but the securities that are pumped will usually revert to the lower prices. Thus, pumping is not only a form of market manipulation, but hurts investors, including investors purchasing fund shares at the time of the manipulation. Portfolio pumping (or marking the close) is prohibited.

3.	Compliance Procedures

In terms of manipulative trading practices, the CCO, with the assistance of Blue River, will periodically compare portfolio/fund turnover at the end of a reporting period in comparison to the portfolio/fund turnover during longer periods to identify patterns of activity that could demonstrate the intent to pump the Client’s portfolio (i.e., manipulate trading to boost performance at the end of a period) or to window dress (i.e., improve the appearance of the Client’s portfolio or its performance before it is reported to Clients). This is accomplished by computing the Client’s portfolio turnover rates for the five or ten days before and after quarter ends for a two or three-year period and compare these short-period turnover rates, both individually and on average, to the Client’s portfolio turnover for the account or fund for one-year period.

Violations

The Company impose reasonable disciplinary measures, which may include termination, for violations of its Prohibition Against Manipulative Trading Policy.

ANNEX I

PRIVACY POLICY NOTICE

FACTS	WHAT DOES CHILTON CAPITAL MANAGEMENT LLC DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depends on the product or service that you have with us. This information can include:

•  social security number and income

•  account transactions and transaction history

•  investment experience and purchase history

When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reason Chilton Capital Management LLC chooses to share and whether you can limit this sharing.

Reasons we can share your personal information	Does Chilton Capital Managenet share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO

For our marketing purposes – to offer our products and services to you	NO	YES

For joint marketing with other financial companies	NO	We do not share

For our affiliates’ everyday business purposes – information about your transactions and experiences	NO	We do not share

For our affiliates’ everyday business purposes – information about your creditworthiness	NO	We do not share

For our affiliates to market to you	NO	YES

For nonaffiliates to market to you	NO	We do not share

To limit our sharing	Call (713) 243-3213 Email dwaldrum@chiltoncapital.com

Questions?	Call (713) 243-3213 Email dwaldrum@chiltoncapital.com

1

Who we Are
Who is providing this notice?	Chilton Capital Management LLC

What we do
How does Chilton Capital Management protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings. We authorize our employees, agents and contractors to get your information only when needed to do their work for us. We require companies working for us to protect your information.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Chilton Capital Management collect my personal information?

We collect your personal information, for example, when you

•  open an account or give us contact information

•  seek advice about your investments

•  direct us to buy securities or sell securities

•  provide account information or give us your income information

•  make deposits or withdrawals from your account We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•  sharing for affiliates’ everyday business purposes – information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ◾ Our affiliates include Chilton Capital Management Trust Co.
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ◾ Chilton Capital Management does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between non-affiliates financial companies that together market financial products or services to you. ◾ Chilton Capital Management does not jointly market.

Other important information

State Laws:

CA: Accounts with a California address are automatically treated as if they have limited the sharing and we will not share information about you within, or with financial companies outside, our family of companies unless we first provide you with privacy choices or unless otherwise permitted by law.

2

EXHIBIT A

EMPLOYEE INITIAL AND ANNUAL ACKNOWLEDGEMENT FORM

The undersigned employee (the “Employee”) of Chilton Capital Management LLC and/or an affiliate thereof (collectively, the “Company”), acknowledges having received and carefully reviewed a copy of the Company’s Compliance Manual and Code of Ethics, including the various appendices and exhibits thereto (collectively, the “Manual”), and agrees to abide by the provisions contained therein. The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for punishment by the Company including, but not limited to, termination.

The Employee specifically agrees, among other things, as follows:

1.	The Employee will not trade on the basis of, nor disclose to any third party, material non-public information, nor confidential information regarding the activities of any Client.[67]

2.	The Employee will not engage in any personal securities transactions without first obtaining the prior approval from Chief Compliance Officer (the “CCO”) or his designee.

3.	The Employee will report personal securities transactions to the CCO in compliance with the procedures contained in the Manual or Appendix III thereto.

4.	The Employee will provide to the CCO, at least quarterly, copies of all trade confirmations or brokerage statements relating to such accounts.

5.

The Employee will not, without the permission of the CCO, disclose to any third party any information that the Employee obtains regarding advice furnished by the Company to its Clients, non-public data furnished by any Client or investor, or the programs, analyses or other proprietary data or information of the Company.

6.

The Employee will annually certify to the CCO that the Employee has reported all transactions in all accounts which the Employee owns or in which the Employee has a beneficial interest and all private securities transactions that are not carried out through brokerage accounts.

7.

By the signature below, the Employee pledges to abide by the policies and procedures described above and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his personal account(s) in the most recent calendar year as required by the Manual or Appendix III.

Employee Name:

Employee Signature:	Date:

[67]	The terms “Client” or “Clients” have the same meaning as defined in Section I.A.2. of the Company’s Manual.

1

EXHIBIT B

EMPLOYEE EXIT INTERVIEW COMPLIANCE QUESTIONNAIRE

Employee Name:	Date:

Important Note: This form is to be completed by each employee of Chilton Capital Management LLC (the “Company”) who are departing the Company for any reason. The purpose of this form is for the Company to obtain complete, accurate, and current compliance documentation for each departing employee. If you have any questions, please contact the Chief Compliance Officer, A. Chris St. Paul, at (713) 243-3225 or cstpaul@chiltoncapital.com. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the Chief Compliance Officer and to promptly submit a new questionnaire.

	Questions	Yes	No	Comments
1	Have you disclosed all your personal trading activity to date to Compliance?	☐	☐
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.

2	Have you participated in trading activity based on the receipt of material non-public information during your time at the Company?	☐	☐

3	Have you given material non-public information about the Company to anyone outside the Company?	☐	☐

4	Have you disclosed all your Political Contributions for the period you were with the Company and the two years prior to working with the Company?	☐	☐
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.

5	Have you completed information related to Outside Business Activities and Private Investments that you are involved in to date?	☐	☐
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.

6	Are you in possession of any private or confidential information about the Company, its Clients, its Affiliates, or its Limited Partners?	☐	☐
	If so, please check “YES” to indicate that this information or material will not leave the Company location with you when you leave.	☐	☐

1

	Questions	Yes	No	Comments
7	Do you have any Compliance Concerns that you have not disclosed?	☐	☐
If so, please describe the concern:
8	Do you have any Compliance Concerns that you previously disclosed that have gone unaddressed?	☐	☐
If so, please describe the concern:
9	Are your disciplinary history disclosures up to date as of today?	☐	☐
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
10	Have you disclosed all of the social media you used during your time with the Company?	☐	☐
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
11	Have you been contacted by any Regulatory Agency during your time with the Company?	☐	☐
	If so, was Compliance notified? What was the result of the contact?	☐	☐

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

2

EXHIBIT C

COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

Every employee of Chilton Capital Management LLC (the “Company”) must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its advisory clients, and its employees.

To that end, and to aid the Company to meet all of its legal and regulatory requirements, please use this form at least quarterly to certify disclosure, or the lack of knowledge of, any legal or regulatory concerns. Please check all that apply:

☐     I am reporting a legal or regulatory concern, which is briefly described below.

☐     Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its advisory clients or its employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the Company’s Compliance Manual and Code of Ethics which sets forth the Company’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name:

Employee Signature:	Date:

1

EXHIBIT D

PAID CONSULTANT OR EXPERT NETWORK PRE-APPROVAL FORM

Name of Service Provider:

Names of Service Provider Contacts:

Date of Review:

Background on Service Provider:

1. What is the firm’s process with vetting their industry contacts?

○	Ensure the contacts are not prohibited by their employer from providing research

☐ Yes    ☐ No

○	Ensure the contacts participation does not violate any agreement, obligation or duty to another person (e.g., NDA, etc.) ☐ Yes ☐ No

○	Ensure the contacts do not disclose confidential information ☐ Yes ☐ No

○	Confirm their contacts do not work at the company they are covering ☐ Yes ☐ No

○	What percentage of their contacts work at public companies?

2. Does the firm provide introductions to (or identify) industry contacts? ☐ Yes    ☐ No

If yes, please explain.

3. Does the firm pay any compensation to their industry contacts? ☐ Yes    ☐ No

3. What is the firm’s work product and how is it distributed (print, email, phone call, etc.)?

Note: ask for a sample.

Is there a review process in place before it is distributed to clients? ☐ Yes    ☐ No

If so, please describe and provide the background of the reviewer.

4. Does the firm maintain any policies and procedures with regard to material non-public information and insider trading? ☐ Yes    ☐ No

If so, what are the procedures? Note: ask for the firm to provide their policy/procedures.

1

5. Does the firm have oversight from an in-house legal/compliance department or engage an outside law firm for a periodic compliance review of their operations?

☐ Yes    ☐ No

6. Does the firm provide compliance training to its employees? ☐ Yes    ☐ No If so, how often?

7. Do any firm employees have other employment? ☐ Yes    ☐ No

If so, do they have an affiliation with a public company? ☐ Yes    ☐ No

Please provide details on their other employers.

8. Has the firm had any investigations or lawsuits? ☐ Yes    ☐ No

9. Is the firm or its employees permitted to trade on companies they provide research on? ☐ Yes    ☐ No

10. Does the firm buy research from a third party? ☐ Yes    ☐ No

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved                 ☐ Denied

Signature of Compliance Officer	Date

Name of Compliance Officer

2

EXHIBIT E

OUTSIDE BUSINESS ACTIVITIES QUESTIONNAIRE

All Employees are required to devote their full time and efforts to the business of Chilton Capital Management LLC (the “Company”). In addition, no person may make use of his or her position as an Employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

•

Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

•	Making a private investment.

•	Obtaining a controlling interest in any company or entity.

•

Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

•

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every Employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an Employee must advise the Company if the Employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Complete the information below regarding all Outside Business Activities, as described above.

Name of Employee

1

SECTION A.		GENERAL (All Employees must complete all questions in Section A.)

1.	☐ Yes	☐ No

I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	☐ Yes	☐ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	☐ Yes	☐ No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	☐ Yes	☐ No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	☐ Yes	☐ No

I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	☐ Yes	☐ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

SECTION B. EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee’s Position or Function:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day:	During Business Hours:

During Non-Business Hours

Annual Compensation From Organization or Entity:

2

Financial Interest in Organization or Entity:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

Does any conflict of interest exist between any the Company or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

SECTION C.     FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?

☐ Yes	☐ No

If yes, please complete and attach employee securities/futures account disclosure form included in the

Company’s Code.

3

SECTION D. PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

Does any conflict of interest exist between the Company or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

SECTION E. CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

4

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

SECTION F. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

5

SECTION G. ARBITRATION/LITIGATION

Employee Role:	Plaintiff ☐	Defendant ☐	Witness ☐

Title of Action:

Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	☐ Yes	☐ No

Is any Company client, counterparty or vendor involved in or affected by this action?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

SECTION H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

6

Employee Signature	Date

SECTION I. COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

7

EXHIBIT F

RESTRICTED LIST – ADDITION FORM

Restricted Entity Name:

Ticker:	CUSIP:

Analyst Name(s):

Please list any other persons with whom you will share the information described herein:

_________________________________________________________________________________________

Date Added to Restricted List:

Please describe the material non-public information received:

_________________________________________________________________________________________

_________________________________________________________________________________________

How was the information obtained (i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

____________________________________________________________________________________

_________________________________________________________________________________________

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts or estimates were obtained, please provide time period of estimates.

_________________________________________________________________________________________

_________________________________________________________________________________________

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes: ☐ No: ☐

1

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:

_________________________________________________________________________________________

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

_________________________________________________________________________________________

_________________________________________________________________________________________

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

_________________________________________________________________________________________

Employee Name:

Employee Signature:	Date:

2

EXHIBIT G

RESTRICTED LIST – DELETION FORM

Restricted Entity Name:

Ticker:	CUSIP:

Analyst Name(s):

Date Added to Restricted List:

Date Removed From Restricted List:

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e., because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

_________________________________________________________________________________________

_________________________________________________________________________________________

When was the last time you received material non-public information regarding this entity?

_________________________________________________________________________________________

_________________________________________________________________________________________

Did the firm participate in a transaction in connection with receipt of the material non-public information?

☐ Yes  ☐ No  If yes, provide details___________________________________________________________

_________________________________________________________________________________________

Did you share the material non-public information with any person outside of the Company?

☐ Yes  ☐ No  If yes, please explain: ___________________________________________________________

_________________________________________________________________________________________

Employee Name:

Employee Signature:	Date:

1

EXHIBIT H

REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE

Employee’s Name:

Date	Purchase or Sale	Ticker Symbol	CUSIP	Name of Issuer/Type of Security	Quantity (No of Shares or Principal Amount)	Approx Price	Account Name and Number	Name of Broker-Dealer Executing Transaction

The Employee submitting this request understands and specifically represents as follows:

1.	I have no inside information relating to the above-referenced named issuer(s);

2.	I have not had any contact or communication with the above-referenced named issuer(s) in the last six (6) months;

3.

I am not aware of any conflict of interest the above-referenced transaction may cause with respect to any advisory client account and I am not aware of any advisory client account trading activity that may have occurred in the issuers of the above referenced securities during today’s current trading day or that may now or in the near future be contemplated;

4.

I do not have beneficial ownership in any of the above-referenced named issuer(s) exceeding one-half of one percent (1/2 of 1%). If approval is granted, it will not result in having beneficial ownership in any of the above-referenced named issuer(s) exceeding one-half of one percent (1/2 of 1%);

5.	I have not had any transactions in any of the above-referenced named issuer(s) in the last thirty (30) trading calendar days;

6.	If approval is granted, it is only good for one (1) day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and

7.	The securities are not being purchased in an initial public offering or private placement.

*If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐ APPROVED     ☐ DENIED

Employee Signature:		Date:

Reviewed By:		Date:

Name:

1

EXHIBIT I

PERSONAL ACCOUNT DISCLOSURE FORM

Every Employee of Chilton Capital Management LLC (the “Company”) must disclose to the Chief Compliance Officer (the “CCO”) or designee any and all personal accounts that have the capability to hold or trade any security68 over which the Employee has, or acquires, any direct or indirect beneficial ownership.69 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household, which include securities accounts of a spouse, minor children and any other relatives resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.

Disclosure is not required for any account:

•	over which the Employee has, or acquires, no direct or indirect beneficial ownership in the account;

•

over which the Employee has no direct or indirect influence or power to control or ability to influence investment decisions in the account, including: (i) suggesting purchases or sales of securities to the trustee or third-party discretionary manager; or (ii) consulting with the trustee or third-party discretionary manager as to the particular allocation of securities to be made in the account.

Please check one of the following and sign below:

☐	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

☐	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

[68]

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

[69]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

1

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?
1.
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Company’s Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name:

Employee Signature:

Date:

2

EXHIBIT J

EMPLOYEE SECURITIES HOLDINGS REPORT

(Initial Holdings Report must be completed and returned within 10 days of hire.)

(Annual Holdings Report must be submitted no later than 30 days after the end of each Calendar Year)

Name of Employee:		Date of Hire:	Date of Annual Holdings Report: December 31, 20
(please print your full name)

As of the date appearing above, the following are each and every Covered Security1 (Securities other than Exempt Securities2) and account in which I have a direct or indirect beneficial ownership or other beneficial interest. For purposes of this report, the term beneficial ownership or beneficial interest shall mean ownership of securities or securities accounts by or for the benefit of a person, or such person’s “Family Member,” including any account in which the Employee or Family Member of that person holds a direct or indirect beneficial interest, or retains discretionary investment authority or other investment authority (e.g., a power of attorney). The term “Family Member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.”

☐	I do not have any Covered Security holdings or personal accounts that maintain securities for my direct or indirect benefit.

The following represents all Covered Security holdings that I have a direct or indirect beneficial ownership or beneficial interest as of the above applicable date:

Name and Type of Covered Security	Ticker Symbol or CUSIP	Holding Type (Long, Short)	Number of Shares and /or Principal Amount	Name of Institution and Account Number

Note: In lieu of listing on this form each and every Covered Security held as of the date above, you may attach as an exhibit to this document your statement(s) from each personal account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL Covered Securities holdings as of the date no more than forty-five (45) days prior to the above date.

The following represents all personal accounts in which any securities are held for my direct or indirect benefit as of the above date:

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements

		☐ Yes	☐ No

		☐ Yes	☐ No

		☐ Yes	☐ No

I certify that the securities listed above, are the only Covered Securities in which I or any Family Member have a direct or indirect beneficial ownership interest, and I further certify that I have read and agree to be bound by the Code of Ethics.

1

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

[1]

Reportable Security means every Security (as defined in the Regulatory Compliance Manual and Code of Ethics (the “Manual”)) in which an Employee or a Family Member has a beneficial ownership or other beneficial interest except that a Covered Security shall not include an Exempt Security, as defined below.

[2]

Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, not managed by the Company; (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) Open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders); (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; and (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.).

2

EXHIBIT K

EMPLOYEE QUARTERLY TRANSACTION REPORT

(Must be submitted no later than 30 days after the end of each Calendar Quarter)

Name of Employee:
(please print your full name)

The following are all transactions in Covered Securities1 (Securities other than Exempt Securities2) effected during this quarter.

In lieu of listing every required transaction, an Employee may attach copies of order confirmations or account statements covering every reportable transaction for the period or may arrange with their broker-dealer to have them automatically forwarded to the CCO or designee. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information is provided that accurately and completely reflect and disclose all reportable transactions during the period.

Trade Date	Ticker Symbol or CUSIP	Name/Title and Type of Covered Security	Interest Rate and Maturity Date	Nature of Transaction (Buy, Sell, etc.)	Number of Shares	Price	Principal Amount	Account Number and Name of Executing Broker-Dealer

Please check all that apply:

☐	During this quarter, I had no transactions in any Covered Securities.

☐

All of my Covered Securities transactions (if any) are reflected in brokerage statements and trade confirmations that are automatically forwarded to the CCO or designee. I have not engaged in any other securities transactions except as disclosed therein.

☐

In addition to the Covered Securities transactions listed in my brokerage statements and confirmations which are automatically forwarded to the CCO or designee, I engaged in the Covered Securities transactions listed.

Since the prior quarterly report, I have opened or closed the following accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts): (If none, leave blank)

Account Name and Number	Firms Through Which Transactions Are Effected	Date Account Opened or Closed

1

I am not aware of any personal conflict of interest which may involve any Client investment, such as the existence of any economic relationship between my personal securities trading or holdings and securities/transactions involving any Client investment. I have not recommended any transaction in any Covered Securities by a Client without having disclosed to the CCO my interest, if any, in such Covered Securities or the issuer thereof, including: my beneficial ownership of any Covered Securities of such issuer; any contemplated transaction by me in such Covered Securities; any position I have with such issuer; and any present or proposed business relationship between such issuer and me (or a party in which I have a significant interest).

I certify that the information provided in this report is complete and accurate.

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

[1]

Reportable Security means every Security (as defined in the Regulatory Compliance Manual and Code of Ethics (the “Manual”)) in which an Employee or a Family Member has a beneficial ownership or other beneficial interest except that a Covered Security shall not include an Exempt Security, as defined below.

2

Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, not managed by the Company; (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) Open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders); (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; and (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.).

2

EXHIBIT L

MANAGED ACCOUNT DISCLOSURE FORM

In accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Rules”), I am considered to be an “access person” of Chilton Capital Management LLC (the “Company”) and subject to the Rules’ terms and conditions. The Rules requires periodic reporting of my personal securities transactions and holdings to be made to the Company. However, as specified in the Rules, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

☐	I do not have any accounts that must be disclosed, over which I have “no direct or indirect influence or control.” I agree to notify the CCO prior to any such account being opened in the future.

☐

I have retained a financial planner, wealth manager, trustee or third-party investment manager (collectively, a “Manager”) that is an independent unaffiliated professional to manage my accounts. The following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker-Dealer, Bank or other Institution	Account Name and Number	Relationship to Manager (independent unaffiliated professional, friend, relative, etc.)
1.
2.

By signing below, I acknowledged and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.

If the control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.

I will agree to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Company’s Chief Compliance Officer.

Access person completing this certification on an annual basis, also acknowledge and certify the following:

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR];

2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR]; and

1

3.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period [Month YEAR to Month YEAR].

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

2

EXHIBIT M

FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Name of Recipient:

Recipients Relationship to Foreign Government/Entity:

Description of Gift/Entertainment:

What is the approximate value of the gift/entertainment?

Have you given anything of value to the recipient previously? ☐ Yes      ☐ No

If yes, date of last gift/approximate value:

Employee Name:

Employee Signature	Date

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved             ☐ Denied

Name of Compliance Officer	Date

Signature of Compliance Officer

1

EXHIBIT N

PAY-TO-PLAY ACKNOWLEDGEMENT AND PRE-CLEARANCE FORM

Employee Name:                                              Title:

Chilton Capital Management LLC (the “Company”) has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Code of Ethics and Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Code of Ethics). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution:

Covered Official Receiving Contribution:

Current Title and Occupation Covered Official:

Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?            ☐ Yes            ☐ No

If Yes, title of the office being sought:

Description of Contribution (Cash, Use of Phones, etc.):

Value of Contribution:

☐	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

☐ APPROVED

☐ DENIED

Employee Signature:                                                                        Date:

Reviewed By:                                                                                  Date:

1

EXHIBIT O

NEW EMPLOYEE POLITICAL CONTRIBUTION DECLARATION FORM

In order to comply with certain regulatory requirements, Chilton Capital Management LLC (the “Company”) is required to ascertain if you have made certain political contributions in the past two (2) years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.

1. Name:

2. Address (include for past two (2) years):

3. Your Position:

4. Have you made any Contributions70 to any Official71 of a Government Entity72 or political party of a state or subdivision or political action committee (“PAC”) within the past two (2) years? (Please check):

Yes ☐        No ☐ If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below. If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.

5. Name of the official, political party or PAC to whom you made the Contribution(s)?

Date and amount (or description) of the Contribution(s)?

Office held or sought by the official, if applicable?

70 “Contribution” means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

71 “Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.

72 “Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

1

Signature	Date

Chief Compliance Officer Signature	Date

2

EXHIBIT P

GIFT AND ENTERTAINMENT APPROVAL FORM

Requested By:                                                                                      Date              of             Request:

Payor[73]	Purpose and Location or Description of Gift	Attendees[74]	Amount[75]	Date of Event

Total

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts:                               Entertainment:

Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved                  ☐ Denied

Name of Compliance Officer	Date

Signature of Chief Compliance Officer

73Be Specific-i.e. name and type (such as broker- dealers, RIAs, industry association, individuals, etc.); describe any contractual or other relationship between the payor and the payee. Please complete a different form for each payor.

74 Indicate any relationship to the payor.

75 Include breakdowns, including any amounts paid for travel and accommodations.

PRIVATE AND CONFIDENTIAL	1